SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012 (May 1, 2012)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

222 Robert Rose Drive Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.

Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 1, 2012, National Health Investors, Inc. announced that it has entered into an amended $320 million unsecured credit facility that includes $120 million of combined 5-year and 7-year term loans that were drawn immediately at closing to pay down revolving credit borrowings and for other corporate purposes. The facility also includes an uncommitted incremental facility feature allowing for an additional $130 million of total borrowings. The facility replaces a smaller credit facility that was scheduled to mature in 2015.

A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99	Press release, dated May 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:        /s/Roger R. Hopkins________

Name:   Roger R. Hopkins

Title:     Principal Accounting Officer

Date:

May 4, 2012